Filed pursuant to Rule 424(b)(5)

Registration No. 333-219085

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Senior Debt Securities	$750,000,000	$86,925

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-219085) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT (To Prospectus Dated September 11, 2017)

$750,000,000

VIRGINIA ELECTRIC AND POWER COMPANY

$550,000,000 2017 Series B 3.80% Senior Notes Due 2047

$200,000,000 2013 Series C 2.75% Senior Notes Due 2023

We are offering $550 million aggregate principal amount of our 2017 Series B 3.80% Senior Notes due 2047 (the Series B Senior Notes). The Series B Senior Notes will bear interest at 3.80% per year and will mature on September 15, 2047. We will pay interest on the Series B Senior Notes semi-annually in arrears on March 15 and September 15 of each year. The initial interest payment date for the Series B Senior Notes is March 15, 2018. The Series B Senior Notes will be issued under the 2017 Senior Indenture (as defined herein).

We are also offering $200 million aggregate principal amount of our existing 2013 Series C 2.75% Senior Notes due 2023 (the New Series C Senior Notes). The New Series C Senior Notes will be issued under the 1998 Senior Indenture (as defined herein) pursuant to which, on March 14, 2013, we issued $500 million aggregate principal amount of our 2013 Series C 2.75% Senior Notes due 2023 (the Initial Series C Senior Notes, and together with the New Series C Senior Notes, the Series C Senior Notes). The New Series C Senior Notes will have the same terms (other than issue date, initial interest payment date and public offering price) as the Initial Series C Senior Notes and will rank pari passu with, and vote together with, the Initial Series C Senior Notes on any matter submitted to the holders of such series. The New Series C Senior Notes will have the same CUSIP number and ISIN as the Initial Series C Senior Notes. We will pay interest on the Series C Senior Notes semi-annually in arrears on March 15 and September 15 of each year. The initial interest payment date for the New Series C Senior Notes is September 15, 2017. The Series C Senior Notes will mature on March 15, 2023. Upon the issuance of the New Series C Senior Notes offered hereby, the outstanding aggregate principal amount of our Series C Senior Notes will be $700 million.

We may redeem all or any of the Series B Senior Notes or the New Series C Senior Notes (collectively, the Senior Notes) at any time at the redemption prices described in this prospectus supplement, plus accrued and unpaid interest.

No application is being or is intended to be made for the listing or trading of the Series B Senior Notes or the New Series C Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system.

Investing in the Senior Notes involves risks. For a description of these risks, see “Risk Factors” on page S-9 of this prospectus supplement and the Risk Factors section of our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission.

	Public Offering Price(1)	Underwriting Discount	Proceeds to Company Before Expenses(1)
Per Series B Senior Note	99.556%	0.875%	98.681%
Series B Senior Note Total	$547,558,000	$4,812,500	$542,745,500
Per New Series C Senior Note	101.735%	0.600%	101.135%
New Series C Senior Note Total	$203,470,000	$1,200,000	$202,270,000

(1)	With respect to the Series B Senior Notes, plus accrued interest from September 13, 2017, if settlement occurs after that date. With respect to the New Series C Senior Notes, plus accrued interest from, and including, March 15, 2017 to, but excluding, the date of delivery, which must be paid by the purchasers of the New Series C Senior Notes offered hereby. The total amount of accrued interest on September 13, 2017 will be $2,719,444.44.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Senior Notes will be ready for delivery in book-entry form only through The Depository Trust Company and its direct participants, including, in the case of the Series B Senior Notes, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about September 13, 2017.

Joint Book-Running Managers

RBC Capital Markets	Scotiabank	SunTrust Robinson Humphrey	US Bancorp

Co-Managers

Penserra Securities LLC	Ramirez & Co., Inc.

The date of this Prospectus Supplement is September 11, 2017.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Senior Notes and certain other matters relating to us and our financial condition. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Senior Notes we are offering at this time. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of the Series B Senior Notes in this prospectus supplement differs from the description of the Senior Debt Securities (2017) in the accompanying base prospectus or the description of the New Series C Senior Notes in this prospectus supplement differs from the description of the Senior Debt Securities (1998) in the accompanying base prospectus, you should only rely on the information in this prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you, or in other offering materials filed by us with the Securities and Exchange Commission (SEC). We have not authorized anyone, and we have not authorized the underwriters to authorize anyone, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our file number with the SEC is 000-55337. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with our parent company, Dominion Energy, Inc. (Dominion Energy), and another subsidiary of Dominion Energy, Dominion Energy Gas Holdings, LLC (Dominion Energy Gas). Our combined filings with the SEC present separate filings by each of Dominion Energy, the Company and Dominion Energy Gas. Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to the other registrants. We incorporate by reference the document listed below (other than any portions of the document not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), except those portions of filings that relate to Dominion Energy or Dominion Energy Gas as separate registrants, until such time as all of the securities covered by this prospectus supplement have been sold:

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017; and

•	Current Report on Form 8-K, filed March 16, 2017.

You may request a copy of these filings at no cost, by writing or telephoning us at:

Corporate Secretary, Virginia Electric and Power Company, 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

FORWARD-LOOKING INFORMATION

We have included certain information in this prospectus supplement or other offering materials which is “forward-looking information” as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this prospectus supplement. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements.

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our annual and other reports as described under the heading RISK FACTORS and we refer you to that discussion for further information.

These factors include but are not limited to:

•	Unusual weather conditions and their effect on energy sales to customers and energy commodity prices;

•

Extreme weather events and other natural disasters, including, but not limited to, hurricanes, high winds, severe storms, earthquakes, flooding and changes in water temperatures and availability that can cause outages and property damage to facilities;

•	Federal, state and local legislative and regulatory developments, including changes in federal and state tax laws and regulations;

•

Changes to federal, state and local environmental laws and regulations, including those related to climate change, the tightening of emission or discharge limits for greenhouse gases and other emissions, more extensive permitting requirements and the regulation of additional substances;

•	Cost of environmental compliance, including those costs related to climate change;

•	Changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities;

•	Difficulty in anticipating mitigation requirements associated with environmental and other regulatory approvals or related appeals;

•

Risks associated with the operation of nuclear facilities, including costs associated with the disposal of spent nuclear fuel, decommissioning, plant maintenance and changes in existing regulations governing such facilities;

•	Unplanned outages at facilities in which we have an ownership interest;

•	Fluctuations in energy-related commodity prices and the effect these could have on our liquidity position and the underlying value of our assets;

•	Counterparty credit and performance risk;

•	Global capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms;

•	Risks associated with our membership and participation in PJM Interconnection, L.L.C., including risks related to obligations created by the default of other participants;

•	Fluctuations in the value of investments held in nuclear decommissioning trusts by us;

•	Fluctuations in interest rates;

•	Changes in rating agency requirements or credit ratings and their effect on availability and cost of capital;

•	Changes in financial or regulatory accounting principles or policies imposed by governing bodies;

•	Employee workforce factors including collective bargaining agreements and labor negotiations with union employees;

•	Risks of operating businesses in regulated industries that are subject to changing regulatory structures;

•	Impacts of acquisitions, divestitures and retirements of assets;

•	Receipt of approvals for, and timing of, closing dates for acquisitions and divestitures;

•

Changes in rules for regional transmission organizations and independent system operators in which we participate, including changes in rate designs, changes in the Federal Energy Regulatory Commission’s (FERC) interpretation of market rules and new and evolving capacity models;

•	Political and economic conditions, including inflation and deflation;

•	Domestic terrorism and other threats to our physical and intangible assets, as well as threats to cybersecurity;

•

Changes in demand for our services, including industrial, commercial and residential growth or decline in our service areas, changes in customer growth or usage patterns, including as a result of energy conservation programs, the availability of energy efficient devices and the use of distributed generation methods;

•

Additional competition in the electric industry and potential competition from the development and deployment of alternative energy sources, such as self-generation and distributed generation technologies, and availability of market alternatives to large commercial and industrial customers;

•	Competition in the development, construction and ownership of certain electric transmission facilities in our service territory in connection with FERC Order 1000;

•	Changes in technology, particularly with respect to new, developing or alternative sources of generation and smart grid technologies;

•	Changes to regulated electric rates collected by us;

•	Changes in operating, maintenance and construction costs;

•	Timing and receipt of regulatory approvals necessary for planned construction or growth projects and compliance with conditions associated with such regulatory approvals;

•	The inability to complete planned construction, conversion or growth projects at all, or with the outcomes or within the terms and time frames initially anticipated;

•	Adverse outcomes in litigation matters or regulatory proceedings; and

•	The impact of operational hazards, including adverse developments with respect to plant safety or integrity, equipment loss, malfunction or failure, operator error, and other catastrophic events.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

PROSPECTUS SUPPLEMENT SUMMARY

In this prospectus supplement, the words “Company,” “we,” “our” and “us” refer to Virginia Electric and Power Company, a Virginia corporation, and its subsidiaries.

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The DESCRIPTION OF THE SENIOR NOTES section of this prospectus supplement and the DESCRIPTION OF SECURITIES section of the accompanying base prospectus contain more detailed information regarding the terms and conditions of the Senior Notes. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus.

THE COMPANY

Virginia Electric and Power Company (Virginia Power), headquartered in Richmond, Virginia and incorporated in Virginia in 1909 as a Virginia public service corporation, is a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and North Carolina. In Virginia, we conduct business under the name “Dominion Energy Virginia” and primarily serve retail customers. In North Carolina, we conduct business under the name “Dominion Energy North Carolina” and serve retail customers located in the northeastern region of the state, excluding certain municipalities. In addition, we sell electricity at wholesale prices to rural electric cooperatives, municipalities and into wholesale electricity markets. All of our common stock is owned by Dominion Energy. Dominion Energy, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy. Dominion Energy also operates one of the nation’s largest underground natural gas storage systems with approximately 1 trillion cubic feet of storage capacity and serves more than 6 million utility and retail energy customers.

Our address and telephone number are: Virginia Electric and Power Company, 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

Ratio of Earnings to Fixed Charges

Six Months Ended June 30, 2017	Twelve Months Ended June 30, 2017	Years Ended December 31,
		2016	2015	2014	2013	2012
5.03	5.13	4.93	4.68	4.21	5.48	5.07

THE OFFERING

The Senior Notes

We are offering $550,000,000 aggregate principal amount of the Series B Senior Notes and $200,000,000 aggregate principal amount of the New Series C Senior Notes. The Series B Senior Notes will mature on September 15, 2047 and the New Series C Senior Notes will mature on March 15, 2023.

Each series of the Senior Notes will be represented by one or more global certificates that will be deposited with or held on behalf of and registered in the name of The Depository Trust Company (DTC) or its nominee. This means that you will not receive a certificate for your Senior Notes but, instead, will hold your interest through (i) DTC or, in the case of the Series B Senior Notes, Euroclear Bank, S.A./N.V. (Euroclear) or Clearstream Banking, société anonyme (Clearstream), if you are a participant in any of these clearing systems, or (ii) indirectly through organizations which are participants in these systems. See BOOK-ENTRY PROCEDURES AND SETTLEMENT beginning on page S-16.

Interest

The Series B Senior Notes will bear interest at 3.80% per year and the New Series C Senior Notes will bear interest at 2.75% per year.

Interest Payment Dates

Interest on each series of the Senior Notes will be payable semi-annually in arrears on March 15 and September 15. The initial interest payment date for the Series B Senior Notes is March 15, 2018. The initial interest payment date for the New Series C Senior Notes is September 15, 2017.

Record Dates

So long as the Senior Notes remain in book-entry only form, the record date for each Interest Payment Date will be the close of business on the business day before the applicable Interest Payment Date.

If the Senior Notes are not in book-entry only form, the record date for each Interest Payment Date will be the close of business on the fifteenth calendar day (whether or not a business day) before the applicable Interest Payment Date.

Optional Redemption

We may redeem, at our option, some or all of the Series B Senior Notes at any time prior to March 15, 2047, at the make-whole redemption price described in DESCRIPTION OF THE SENIOR NOTES—Optional Redemption, plus accrued and unpaid interest to the Redemption Date. We may redeem, at our option, some or all of the Series B Senior Notes at any time on or after March 15, 2047 (six months prior to the stated maturity date), at a redemption price equal to 100% of the principal amount of the Series B Senior Notes being redeemed, plus accrued and unpaid interest to the Redemption Date.

We may redeem, at our option, some or all of the New Series C Senior Notes at any time prior to December 15, 2022, at the make-whole redemption price described in DESCRIPTION OF THE SENIOR NOTES—Optional Redemption, plus accrued and unpaid interest to the Redemption Date. We may redeem, at our option, some or all of the New Series C Senior Notes at any time on or after December 15, 2022 (three months prior to the stated maturity date), at a redemption price equal to 100% of the principal amount of the New Series C Senior Notes being redeemed, plus accrued and unpaid interest to the Redemption Date.

The Senior Notes are not redeemable at any time at the option of the holder.

Ranking

Each series of the Senior Notes will rank equally with all of our other senior unsecured indebtedness and will be senior in right of payment to all of our subordinated indebtedness. The Senior Notes will be effectively subordinated to all of our secured debt. The Senior Indentures (as defined herein) contain no restrictions on the amount of additional indebtedness that we may incur. The Senior Notes will not be guaranteed by Dominion Energy.

No Listing of the Senior Notes

No application is being or is intended to be made for the listing or trading of the Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes including the repayment of our outstanding 2007 Series B Senior Notes. See USE OF PROCEEDS on page S-9.

Conflicts of Interest

As described in USE OF PROCEEDS on page S-9, some of the net proceeds of this offering may be used for the repayment of short-term debt, including commercial paper. If more than 5% of the net proceeds of this offering, not including underwriting compensation, will be received by affiliates of any underwriter in this offering, this offering will be conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering. See UNDERWRITING—Conflicts of Interest on page S-27.

RISK FACTORS

Your investment in the Senior Notes involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this prospectus supplement, as well as in other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in the Senior Notes is suitable for you. See WHERE YOU CAN FIND MORE INFORMATION on page S-3.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Senior Notes for general corporate purposes, including the repayment of our $600 million 2007 Series B 5.95% Senior Notes which have a maturity date of September 15, 2017, and are included in short-term debt, which as of August 31, 2017 included $175 million in outstanding commercial paper with a weighted average yield of 1.40% per year and a weighted average days to maturity of approximately 19 days. See CAPITALIZATION on page S-10.

CAPITALIZATION

The table below shows our capitalization on a consolidated basis as of June 30, 2017. The “As Adjusted” column reflects our capitalization after giving effect to this offering of Senior Notes and the intended use of the net proceeds from this offering of Senior Notes. You should read this table along with the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the unaudited information presented in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. See WHERE YOU CAN FIND MORE INFORMATION on page S-3 and USE OF PROCEEDS on page S-9.

	(unaudited)
	June 30, 2017
	(in millions)
	Actual	As Adjusted
Cash and cash equivalents	$44	$192

Short-term debt(1)	$1,867	$1,267
Long-term debt:
Senior notes(2)	8,972	9,717
Tax exempt financings(3)	777	777

Total long-term debt	9,749	10,494
Total common shareholder’s equity	11,692	11,692

Total capitalization	$23,308	$23,453

(1)

Includes securities due within one year, which includes the effect of unamortized debt issuance costs ($(.78) million) and unamortized discount ($(.28) million) net of unamortized premium ($.01 million).

(2)	Includes the effect of unamortized debt issuance costs ($(65.18) million), unamortized discount ($(16.56) million) net of unamortized premium ($14.22 million).
(3)	Includes the effect of unamortized debt issuance costs ($(1.85) million).

RATIO OF EARNINGS TO FIXED CHARGES

Six Months Ended June 30, 2017	Twelve Months Ended June 30, 2017	Years Ended December 31,
		2016	2015	2014	2013	2012
5.03	5.13	4.93	4.68	4.21	5.48	5.07

For purposes of this ratio, earnings are determined by adding fixed charges (excluding interest capitalized) to income from continuing operations before income taxes. These earnings are then divided by total fixed charges. Fixed charges consist of interest charges (without reduction for Allowance for Funds Used During Construction) on long-term and short-term debt, interest capitalized, and the portion of rental expense that is representative of the interest factor.

DESCRIPTION OF THE SENIOR NOTES

Set forth below is a description of the specific terms of the Senior Notes. The term “Senior Notes” includes both the Series B Senior Notes and the New Series C Senior Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Senior Debt Securities set forth in the accompanying base prospectus under the caption DESCRIPTION OF SECURITIES, and to the extent it is inconsistent with the accompanying base prospectus, replaces the description in the accompanying base prospectus. The Series B Senior Notes will be issued under our Senior Indenture dated as of September 1, 2017 (the 2017 Senior Indenture), as supplemented by the First Supplemental Indenture dated as of September 1, 2017. The New Series C Senior Notes will be issued under our Senior Indenture dated as of June 1, 1998 (the 1998 Senior Indenture and, together with the 2017 Senior Indenture, the Senior Indentures), as supplemented and amended from time to time by supplemental indentures, including by the Nineteenth Supplemental and Amending Indenture dated as of November 1, 2008 and the Twenty-Fifth Supplemental Indenture dated as of March 1, 2013. The following description is not complete in every respect and is subject to, and is qualified in its entirety by reference to, the description in the accompanying base prospectus, the applicable Senior Indenture and the applicable supplemental indenture. Capitalized terms used in this DESCRIPTION OF THE SENIOR NOTES that are not defined in this prospectus supplement have the meanings given to them in the accompanying base prospectus, the applicable Senior Indenture or the applicable supplemental indenture. In this DESCRIPTION OF THE SENIOR NOTES, references to the “Company,” “we,” “us,” and “our” mean Virginia Electric and Power Company, excluding any of its subsidiaries unless otherwise expressly stated or the context otherwise requires.

General

The Series B Senior Notes will be issued as a series of Senior Debt Securities under the 2017 Senior Indenture. The Series B Senior Notes will be initially issued in an aggregate principal amount of $550,000,000. We may, without the consent of the holders of the Series B Senior Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Series B Senior Notes. Any additional notes having such similar terms, together with any of the Series B Senior Notes, as applicable, will constitute a single series of notes under the 2017 Senior Indenture.

The New Series C Senior Notes will be issued as part of the series of Series C Senior Notes, which are Senior Debt Securities under the 1998 Senior Indenture. The New Series C Senior Notes will have the same terms (other than issue date, initial interest payment date and public offering price) as the Initial Series C Senior Notes and will rank pari passu with, and vote together with, the Initial Series C Senior Notes on any matter submitted to the holders of such series. The Initial Series C Senior Notes were issued on March 14, 2013 in an aggregate principal amount of $500,000,000. Upon the issuance of the New Series C Senior Notes, the outstanding aggregate principal amount of Series C Senior Notes will be $700,000,000. We may, without the consent of the holders of the Series C Senior Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Series C Senior Notes. Any additional notes having such similar terms, together with the Series C Senior Notes, will constitute a single series of notes under the 1998 Senior Indenture.

The entire principal amount of the Series B Senior Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on September 15, 2047. The entire principal amount of the Series C Senior Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on March 15, 2023. The Senior Notes are not subject to any sinking fund provision. The Series B Senior Notes are available for purchase in denominations of $2,000 and any greater integral multiple of $1,000. The New Series C Senior Notes are available for purchase in denominations of $1,000 and any integral multiple of $1,000.

Interest

The Series B Senior Notes will bear interest at the rate of 3.80% per year from the date of original issuance. The New Series C Senior Notes will bear interest at the rate of 2.75% per year from the date of original issuance. Interest is payable semi-annually in arrears on March 15 and September 15 of each year (each, an Interest

Payment Date). The initial Interest Payment Date for the Series B Senior Notes is March 15, 2018. The initial Interest Payment Date for the New Series C Senior Notes is September 15, 2017. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Senior Notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date.

So long as the Senior Notes remain in book-entry only form, the record date for each Interest Payment Date will be the close of business on the business day before the applicable Interest Payment Date. If the Senior Notes are not in book-entry only form, the record date for each Interest Payment Date will be the close of business on the fifteenth calendar day (whether or not a business day) before the Interest Payment Date. In any case, interest payable at maturity or upon redemption will be payable to the person to whom principal is payable.

Ranking

The Senior Notes will be our direct, unsecured and unsubordinated obligations. The Senior Notes will rank equally with all of our other senior unsecured indebtedness and will be senior in right of payment to all of our subordinated indebtedness, if any. The Senior Notes will be effectively subordinated to all our secured debt, if any.

Substantially all of our property is subject to the lien of the Indenture of Mortgage (Mortgage Indenture) securing our First and Refunding Mortgage Bonds (Bonds). There are no Bonds outstanding as of the date of this prospectus supplement; however, by leaving the Mortgage Indenture open, we expect to retain the flexibility to issue Bonds in the future. The Mortgage Indenture currently limits the maximum principal amount of Bonds that may be outstanding under the Mortgage Indenture to $10 million unless otherwise provided in a future supplement. We also have flexibility under the Mortgage Indenture to determine when or if certain newly or recently acquired properties will be pledged as collateral under the Mortgage Indenture.

The Senior Indentures contain no restrictions on the amount of additional indebtedness that we may incur. We expect to incur additional indebtedness from time to time. The Senior Notes will not be guaranteed by Dominion.

Optional Redemption

Prior to March 15, 2047 (six months prior to the stated maturity date), the Series B Senior Notes are redeemable, in whole or in part at any time and from time to time and at our option, at a redemption price equal to the greater of:

—	100% of the principal amount of the Series B Senior Notes then outstanding to be redeemed, or

—	the sum of the present values of the remaining scheduled payments of principal and interest on the Series B Senior Notes to be redeemed that would be due if such Series B Senior Notes matured on March 15, 2047 but for the redemption (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points, as calculated by an Independent Investment Banker, plus accrued and unpaid interest on the Series B Senior Notes to the Redemption Date.

On or after March 15, 2047 (six months prior to the stated maturity date), the Series B Senior Notes are redeemable, in whole or in part at any time and from time to time and at our option, at a redemption price equal to 100% of the principal amount of the Series B Senior Notes then outstanding to be redeemed, plus accrued and unpaid interest on the Series B Senior Notes to the Redemption Date.

Prior to December 15, 2022 (three months prior to the stated maturity date), the New Series C Senior Notes are redeemable, in whole or in part at any time and from time to time and at our option, at a redemption price equal to the greater of:

—	100% of the principal amount of the New Series C Senior Notes then outstanding to be redeemed, or

—	the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 12.5 basis points, as calculated by an Independent Investment Banker, plus accrued and unpaid interest on the New Series C Senior Notes to the Redemption Date.

On or after December 15, 2022 (three months prior to the stated maturity date), the New Series C Senior Notes are redeemable, in whole or in part at any time and from time to time and at our option, at a redemption price equal to 100% of the principal amount of the New Series C Senior Notes then outstanding to be redeemed, plus accrued and unpaid interest on the New Series C Senior Notes to the Redemption Date.

We will mail a notice of redemption at least 20 days but no more than 60 days before the Redemption Date to each holder of Senior Notes to be redeemed. If we elect to partially redeem the Senior Notes, the series trustee will select, in a fair and appropriate manner, the Senior Notes to be redeemed.

Unless we default in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Adjusted Treasury Rate will be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed (assuming, for this purpose, that the Series B Senior Notes matured on March 15, 2047) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes (Remaining Life).

“Comparable Treasury Price” for any Redemption Date means (1) the average of the five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means, with respect to the Series B Senior Notes, any of RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc. and their respective successors or affiliates, as selected by us, or if none of such firms is willing or able to serve as such, an independent investment and banking institution of national standing appointed by us.

“Independent Investment Banker” means, with respect to the New Series C Senior Notes, any of Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC or UBS Securities LLC and their respective successors as selected by us, or if none of such firms is willing or able to serve as such, an independent investment and banking institution of national standing appointed by us.

“Reference Treasury Dealer” means, with respect to the Series B Senior Notes:

— RBC Capital Markets, LLC, Scotia Capital (USA) Inc., one Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc. and one Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and their respective successors or affiliates; provided that, if any such firm or its successors or affiliates ceases to be a primary U.S. Government securities dealer in the United States (Primary Treasury Dealer), we will substitute another Primary Treasury Dealer; and

— up to one other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer” means, with respect to the New Series C Senior Notes:

— Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and UBS Securities LLC and their respective successors; provided that, if any such firm or its successors ceases to be a primary U.S. Government securities dealer in the United States (Primary Treasury Dealer), we will substitute another Primary Treasury Dealer; and

— up to two other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.

The Trustee, Series Trustee and Paying Agent

The trustee under the 2017 Senior Indenture is U.S. Bank National Association. The trustee will administer its corporate trust business through its offices at U.S. Bank Corporate Trust Services, 1021 East Cary Street, Suite 1850, Richmond, VA 23219. We and certain of our affiliates maintain banking relationships with U.S. Bank National Association or its affiliates. U.S. Bank National Association also serves as trustee or series trustee under other indentures under which we and certain of our affiliates have issued securities. U.S. Bank National Association and its affiliates, including U.S. Bancorp Investments, Inc., which is an underwriter for this offering, have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

The series trustee and paying agent for the New Series C Senior Notes will be U.S. Bank National Association. The series trustee will administer its corporate trust business and act as paying agent through its offices at U.S. Bank Corporate Trust Services, 1021 East Cary Street, Suite 1850, Richmond, VA 23219. We and certain of our affiliates maintain deposit accounts and banking relationships with U.S. Bank National Association. U.S. Bank National Association and its affiliates, including U.S. Bancorp Investments, Inc., which is an underwriter for this offering, have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

The trustee under the 1998 Senior Indenture is The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)). We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Upon issuance, each series of the Senior Notes will be represented by one or more fully registered global certificates. Each global certificate will be deposited with the series trustee on behalf of DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

The following is based on information furnished to us by DTC:

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (Direct Participants) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of the Senior Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on DTC’s records. The ownership interest of the actual purchaser of each Senior Note (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

To facilitate subsequent transfers, all of the Senior Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Senior Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Senior Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Senior Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all the Senior Notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Senior Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Senior Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Senior Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds on the Senior Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Company or its agent, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Senior Notes at any time by giving reasonable notice to the Company or its agent. Under such circumstances, in the event that a successor depository is not obtained, the Senior Note certificates are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, the Senior Note certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

We have no responsibility for the performance by DTC or its Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures for the Series B Senior Notes

The following is based on information made available by Clearstream and Euroclear or obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. We have no responsibility for the performance by Clearstream and Euroclear or either of their Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Investors may elect to hold interests in the Series B Senior Notes through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream,

Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions with respect to Series B Senior Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V., or the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to Series B Senior Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Series B Senior Notes to or receiving interests in the Series B Senior Notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the Series B Senior Notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such Series B Senior Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Series B Senior Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Series B Senior Notes among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

This discussion summarizes certain material U.S. federal income tax considerations relating to the Senior Notes applicable to Non-U.S. Holders (as defined below). This discussion only applies to Senior Notes that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the Code), and that are purchased on original issuance at the first price at which a substantial portion of such notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), by Non-U.S. Holders (as defined below). This discussion is based on interpretations of the Code, Treasury regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This discussion does not deal with all of the U.S. federal income tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws, nor does it deal with the tax consequences under the laws of any foreign, state or local taxing jurisdictions. Accordingly, prospective investors are urged to consult their own tax advisers with respect to the U.S. federal, state and local tax consequences of investing in the Senior Notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of Senior Notes that is, for U.S. federal income tax purposes:

•	a nonresident alien individual (but not a U.S. expatriate),

•	a foreign corporation other than a “controlled foreign corporation” or a “passive foreign investment company,”

•	an estate whose income is not subject to U.S. federal income tax on a net income basis, or

•

a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no U.S. persons have the authority to control all of its substantial decisions, and that does not have a valid election in effect under the applicable Treasury regulations to be treated as a United States person as defined under the Code.

If a partnership holds Senior Notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding Senior Notes should consult their own tax advisers.

Subject to the discussion below of backup withholding and the Foreign Account Tax Compliance Act, interest payments on the Senior Notes to Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax if the following conditions are satisfied:

•

the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote within the meaning of Section 871(h)(3) of the Code,

•	the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to the Company through actual or constructive ownership,

•	the Non-U.S. Holder is not a bank whose receipt of interest on the Senior Notes is described in Section 881(c)(3)(A) of the Code,

•

the payments are not effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (or, in the case of an applicable income tax treaty, is not attributable to a permanent establishment or a fixed base that the Non-U.S. Holder maintains in the United States), and

•

either (a) the Non-U.S. Holder provides a correct, complete and executed Internal Revenue Service (IRS) Form W-8BEN, Form W-8BEN-E, Form W-8EXP or Form W-8IMY (or suitable successor or substitute form) with all of the attachments required by the IRS, or (b) the Non-U.S. Holder holds its Senior Notes through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS), which has provided an IRS Form W-8IMY (or suitable successor or substitute form) stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

If any of the conditions described above are not satisfied, interest on the Senior Notes will be subject to a 30% withholding tax when paid, unless either the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8BEN or Form W-8BEN-E claiming that an income tax treaty reduces or eliminates the tax, or the interest is effectively connected with the conduct of a U.S. trade or business and the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8ECI. In the latter event, Non-U.S. Holders will generally be subject to U.S. federal income tax with respect to all income from the Senior Notes in the same manner as a United States person, as defined under the Code. In addition, Non-U.S. Holders that are corporations could be subject to a branch profits tax on such income.

Subject to the discussion below of backup withholding and the Foreign Account Tax Compliance Act, in general, gain realized on the sale, exchange or other taxable disposition of the Senior Notes by a Non-U.S. Holder generally will not be subject to U.S. federal income tax, unless:

•

the gain with respect to the Senior Notes is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a fixed base that the Non-U.S. Holder maintains in the U.S.), in which case the gain will be taxed in the same manner as interest that is effectively connected to such trade or business, or

•

the Non-U.S. Holder is a nonresident alien individual who holds the Senior Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale or other disposition of the Senior Notes and certain other conditions are satisfied.

Backup withholding will not be required with respect to interest paid to Non-U.S. Holders, so long as the Company has received from the Non-U.S. Holder a correct and complete IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8EXP or Form W-8IMY (or suitable successor or substitute form) with all of the attachments required by the IRS and provided that the Company does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person, as defined under the Code. Interest paid to a Non-U.S. Holder will be reported on IRS Form 1042-S, which is filed with the IRS and sent to Non-U.S. Holders.

Information reporting and backup withholding may apply to the proceeds of a sale of Senior Notes by a Non-U.S. Holder made within the United States or conducted through certain U.S. related financial intermediaries, unless the Company receives one of the IRS tax forms described above and provided that the Company does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person, as defined under the Code.

Backup withholding is not an additional tax and may be refunded (or credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any), provided that the required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. For Non-U.S. Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Foreign Account Tax Compliance Act

Under the “Foreign Account Tax Compliance Act” (FATCA) and guidance issued by the IRS, a United States federal withholding tax of 30% generally will apply to (1) interest on a debt obligation, including a Series B Senior Note, and (2) the gross proceeds from the sale, exchange or other taxable disposition of a debt obligation, including a Series B Senior Note, after December 31, 2018, paid to certain non-United States entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply with certain certification and information reporting requirements.

FATCA withholding does not apply with respect to “grandfathered obligations” issued before July 1, 2014, unless they are treated as “significantly modified” (within the meaning of the Treasury Regulations) on or after such date. In addition, obligations that are issued after July 1, 2014 in a “qualified reopening” of obligations that were issued before July 1, 2014 are likewise grandfathered from application of FATCA. As described below under “—Qualified Reopening,” we believe that the New Series C Senior Notes will be treated as a qualified reopening of our Initial Series C Senior Notes issued on March 14, 2013, in which case payments of interest on the New Series C Senior Notes and the gross proceeds from a sale of the New Series C Senior Notes will not be subject to FATCA withholding.

Prospective holders of Senior Notes should consult their own tax advisers regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.

Qualified Reopening

We intend to treat the New Series C Senior Notes offered hereby as being issued in a “qualified reopening” of the Initial Series C Senior Notes that were issued on March 14, 2013. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, for U.S. federal income tax purposes, the New Series C Senior Notes will be treated as having the same issue date and same issue price as the Initial Series C Senior Notes. Because the Initial Series C Senior Notes were not treated as issued with original issue discount for U.S. federal income tax purposes, the New Series C Senior Notes offered hereby will not be treated as issued with original issue discount for U.S. federal income tax purposes. This discussion assumes the correctness of the treatment described in this paragraph.

Pre-Issuance Accrued Interest

The aggregate price for the New Series C Senior Notes offered hereby will include interest accrued at the applicable rate of interest from, and including, March 15, 2017 to, but excluding, the delivery date, which we call “pre-issuance accrued interest.” Pre-issuance accrued interest will be included in the accrued interest to be paid on the New Series C Senior Notes on the first interest payment date after the issuance of the New Series C Senior Notes, which will be September 15, 2017. We intend to take the position that a portion of the September 15, 2017 interest payment equal to the pre-issuance accrued interest will be treated as a return of the pre-issuance accrued interest, and not as an amount payable on the New Series C Senior Notes. Prospective purchasers of the New Series C Senior Notes are urged to consult their tax advisers with respect to the tax treatment of pre-issuance accrued interest.

Note Premium

If a New Series C Senior Note is purchased at a price in excess of such note’s stated principal amount (excluding any amounts that are treated as pre-issuance accrued interest as described above), a holder of a New Series C Senior Note will have a note premium with respect to that New Series C Senior Note in an amount equal to such excess. A holder of a New Series C Senior Note generally may elect to amortize the premium using the constant yield method over the remaining term of the New Series C Senior Note and may offset stated interest income otherwise required to be included in respect of the New Series C Senior Note during any taxable year by the amortized amount of such excess for the taxable year. The election to amortize the premium on a constant yield method, once made, will also apply to all other debt obligations with a note premium that a holder of a New Series C Senior Note holds at the beginning of or acquires in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a holder of a New Series C Senior Note does not elect to amortize the premium, the premium will decrease the gain or increase the loss such holder would otherwise recognize on the disposition of the New Series C Senior Note. Prospective purchasers of the New Series C Senior Notes are urged to consult their tax advisors with respect to the rules relating to amortizable note premiums and the application to their particular circumstances.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement (Underwriting Agreement), the underwriters named below have severally and not jointly agreed to purchase, and we have agreed to sell to them, the principal amounts of the Senior Notes set forth opposite their names below:

Name	Principal Amount of the Series B Senior Notes	Principal Amount of the New Series C Senior Notes
RBC Capital Markets, LLC	$133,375,000	$48,500,000
Scotia Capital (USA) Inc.	133,375,000	48,500,000
SunTrust Robinson Humphrey, Inc.	133,375,000	48,500,000
U.S. Bancorp Investments, Inc.	133,375,000	48,500,000
Penserra Securities LLC	8,250,000	3,000,000
Samuel A. Ramirez & Company, Inc.	8,250,000	3,000,000

Total	$550,000,000	$200,000,000

RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc. are acting as joint book-running managers in connection with the offering of the Senior Notes.

The Underwriting Agreement provides that the obligation of the several underwriters to purchase and pay for the Senior Notes is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Senior Notes if any are taken.

The underwriters initially propose to offer the Senior Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also initially offer part of the Senior Notes to certain dealers at a price that represents a concession not in excess of 0.50% of the principal amount of the Series B Senior Notes and 0.35% of the principal amount of the New Series C Senior Notes, as applicable. The underwriters may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed 0.35% of the principal amount of the Series B Senior Notes and 0.25% of the principal amount of the New Series C Senior Notes. After the initial offering of the Senior Notes, the offering price and other selling terms may from time to time be varied by the underwriters. The offering of the Senior Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that the total expenses of the offering, not including the underwriting discount, will be approximately $700,000.

We have agreed to indemnify each of the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

No application is being or is intended to be made for the listing or trading of the Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system, but we have been advised by the underwriters that they intend to make a market in the Senior Notes. The underwriters are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the development, maintenance or liquidity of the trading market, if any, for the Senior Notes.

In order to facilitate the offering of the Senior Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Senior Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Senior Notes for the underwriters. In addition, to cover overallotments or to stabilize the price of the Senior Notes, the underwriters may bid for, and purchase, the Senior Notes in the open market. Finally, the underwriters may also impose a penalty bid by reclaiming selling concessions allowed to a dealer for distributing the Senior Notes in the offering, if they repurchase previously distributed Senior Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Senior Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area, no offer of Senior Notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Senior Notes referred to in (a) to (c) above shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of Senior Notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Senior Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Senior Notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of this provision, the expression an “offer of Senior Notes to the public” in relation to any Senior Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe the Senior Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the each Member State.

United Kingdom

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong

The Senior Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Senior Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Taiwan

The Senior Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Senior Notes in Taiwan.

Canada

The Senior Notes may be sold only to purchasers in the provinces of Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Conflicts of Interest

As described in USE OF PROCEEDS on page S-9, some of the net proceeds of this offering may be used to repay short-term debt, including commercial paper. If more than 5% of the net proceeds of this offering, not including underwriting compensation, will be received by affiliates of any underwriter in this offering, this offering will be conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

U.S. Bank National Association is the trustee under the 2017 Senior Indenture that governs the Series B Senior Notes and is the series trustee and paying agent for the New Series C Senior Notes in this offering. U.S. Bancorp Investments, Inc., an affiliate of U.S. Bank National Association, is an underwriter for this offering. Pursuant to the Trust Indenture Act of 1939, if an event of default were to occur with respect to the Series B Senior Notes or the Series C Senior Notes, U.S. Bank National Association may be deemed to have a conflicting interest, by virtue of being an affiliate of one of the underwriters of the Senior Notes. In that event, U.S. Bank National Association would be required to resign or eliminate the conflicting interest.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Senior Notes will be passed upon for us by McGuireWoods LLP and for the underwriters by Troutman Sanders LLP, which also performs certain legal services for us and our affiliates on other matters.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

VIRGINIA ELECTRIC AND POWER COMPANY

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

Senior Debt Securities

Junior Subordinated Notes

From time to time, we may offer and sell our securities in one or more series under this prospectus.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include whether they are senior or subordinated, the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Investing in our securities involves risks. For a description of these risks, see “Risk Factors” on page 4 of this prospectus and the Risk Factors section of our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 11, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an unspecified dollar amount.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, or the “Company” in this prospectus, we are referring to Virginia Electric and Power Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our file number with the SEC is 000-55337. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with our parent company, Dominion Energy, Inc. (Dominion Energy), and another subsidiary of Dominion Energy, Dominion Energy Gas Holdings, LLC (Dominion Energy Gas). Our combined filings with the SEC present separate filings by each of Dominion Energy, Dominion Energy Gas and the Company. Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to the other registrants. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), except those portions of filings that relate to Dominion Energy or Dominion Energy Gas as a separate registrant, until we sell all of the securities covered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017; and

•	Current Report on Form 8-K, filed March 16, 2017.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning us at:

Corporate Secretary

Virginia Electric and Power Company

120 Tredegar Street

Richmond, Virginia 23219

Telephone (804) 819-2000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information which appears in this prospectus and which is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

THE COMPANY

The Company, headquartered in Richmond, Virginia and incorporated in Virginia in 1909 as a Virginia public service corporation, is a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and North Carolina. In Virginia, we conduct business under the name “Dominion Energy Virginia” and primarily serve retail customers. In North Carolina, we conduct business under the name “Dominion Energy North Carolina” and serve retail customers located in the northeastern region of the state, excluding certain municipalities. In addition, we sell electricity at wholesale prices to rural electric cooperatives, municipalities and into wholesale electricity markets.

All of our common stock is owned by our parent company, Dominion Energy. Dominion Energy, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 26,200 megawatts of generation, 15,000 miles of natural gas transmission, gathering and storage pipeline, and 6,600 miles of electric transmission lines. Dominion Energy also operates one of the nation’s largest natural gas storage systems with 1 trillion cubic feet of storage capacity and serves more than 6 million utility and retail energy customers. Dominion Energy is not guaranteeing any of the securities described in this prospectus.

Our address and telephone number are: Virginia Electric and Power Company, 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION on page 2.

RISK FACTORS

Investing in our securities involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in our securities is suitable for you. See WHERE YOU CAN FIND MORE INFORMATION on page 2.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities offered by this prospectus to finance capital expenditures and to retire or redeem debt securities issued by us and for other general corporate purposes which may include the repayment of commercial paper or debt under any of our credit facilities.

DESCRIPTION OF SECURITIES

The term Securities includes the Senior Debt Securities and the Junior Subordinated Notes. We will issue the Senior Debt Securities in one or more series under (i) our Senior Indenture to be entered into (the 2017 Senior Indenture) between us and U.S. Bank National Association, as trustee, as supplemented from time to time, or (ii) our Senior Indenture dated as of June 1, 1998 (the 1998 Senior Indenture) between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee, as amended and as supplemented from time to time. We will issue the Junior

Subordinated Notes in one or more series under our Subordinated Indenture dated as of August 1, 1995 (the Subordinated Indenture and, together with the 2017 Senior Indenture and the 1998 Senior Indenture, the Indentures) between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee, as amended and as supplemented from time to time.

We have summarized certain terms of the Securities below. The Indentures are filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to applicable section numbers of the Indentures so that you can easily locate the provisions being discussed. For purposes of the summary, we refer to the Senior Debt Securities issued under the 2017 Senior Indenture as the Senior Debt Securities (2017) and the Senior Debt Securities issued under the 1998 Senior Indenture as the Senior Debt Securities (1998). We also refer to the Senior Debt Securities issued under the 2017 Senior Indenture together with the Junior Subordinated Notes as the Debt Securities. Capitalized terms used but not defined in the summary below have the meanings specified in the applicable Indenture.

General

The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt, except to the extent provided in the applicable prospectus supplement or other offering materials. The Junior Subordinated Notes will be our direct, unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption Additional Terms of Junior Subordinated Notes—Subordination below.

Our ability to meet our obligations under the Securities is dependent on our earnings and cash flows. As of June 30, 2017, we had approximately $11.3 billion in aggregate principal amount of outstanding long-term debt (including securities due within one year). In addition, we have a commercial paper program that as of August 31, 2017 had an outstanding balance of $175 million.

There is no limitation on the amount of Securities that we may issue. We may issue Securities from time to time under the Indentures in one or more series by entering into supplemental indentures and by our Board of Directors or duly authorized officers authorizing the issuance.

The Indentures do not protect the holders of Securities if we engage in a highly leveraged transaction.

Description of the Senior Debt Securities (2017) and Junior Subordinated Notes

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement or other offering materials for a particular series of Debt Securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or, with respect to the Senior Debt Securities (2017), any terms regarding repayment at the option of the holder;

•	if the Debt Securities are convertible into or exchangeable for other securities, and if so, the conversion terms and conditions;

•	any provisions that would obligate us to repurchase or otherwise redeem the Debt Securities, or, with respect to the Senior Debt Securities (2017), any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest, or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•

whether the Debt Securities are to be issued in fully registered certificated form or in book-entry form, represented by certificates deposited with the applicable trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any rights that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•	in the case of Senior Debt Securities (2017), the identity of the series trustee, if other than the Trustee;

•	any changes to events of defaults or covenants;

•	if any series of Senior Debt Securities (2017) will not be subject to defeasance or covenant defeasance; and

•	any other terms of the Debt Securities. (Sections 201 & 301 of the 2017 Senior Indenture & Sections 201& 301 of the Subordinated Indenture.)

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Debt Security will be subject to conversion, amortization, or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the conversion, amortization or redemption of Debt Securities will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion, amortization or redemption is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its Stated Maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•

redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 30 days with respect to the Subordinated Indenture, and not more than 60 nor less than 20 days with respect to the 2017 Senior Indenture, before the date of redemption. (Section 1104 of the 2017 Senior Indenture & Section 1104 of the Subordinated Indenture.)

We will not be required to:

•

issue, register the transfer of, or exchange any Senior Debt Securities (2017) of a series during the period beginning 15 days before the date the Senior Debt Securities (2017) of that series are selected for redemption;

•

issue, register the transfer of, or exchange any Junior Subordinated Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Junior Subordinated Notes of that series that have been selected for redemption; or

•

register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the 2017 Senior Indenture & Section 303 of the Subordinated Indenture.)

Option to Extend Interest Payment Period

If elected in the applicable supplemental indenture, we may defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an Extension Period). Other details regarding the Extension Period will also be specified in the applicable prospectus supplement or other offering materials. No Extension Period may extend beyond the maturity of the applicable series of Debt Securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the interest rate for the applicable series of Debt Securities, to the extent permitted by applicable law. (Section 301(26) of the 2017 Senior Indenture & Sections 105 and 301(4) of the Subordinated Indenture.)

With respect to the Junior Subordinated Notes, during any Extension Period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the Junior Subordinated Notes or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

•	dividends paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan;

•	payments to a trust holding securities of the same series under a guarantee; or

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants. (Section 105 of the Subordinated Indenture.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the applicable trustee prior to the deadline set forth in the applicable prospectus supplement or other offering materials by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•

by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the 2017 Senior Indenture & Sections 305 & 1001 of the Subordinated Indenture.)

Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement or other offering materials, the applicable trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the applicable trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the 2017 Senior Indenture & Section 1002 of the Subordinated Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the 2017 Senior Indenture & Section 1003 of the Subordinated Indenture.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the applicable trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 305 of the 2017 Senior Indenture & Section 1002 of the Subordinated Indenture.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be registered in the name of the securities depositary or its nominee and deposited with the applicable trustee, as agent for the securities depositary. Unless otherwise stated in any prospectus supplement or other offering materials, The Depository Trust Company will act as the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the security depositary. (Section 305 of the 2017 Senior Indenture & Section 203 of the Subordinated Indenture.)

Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Subordinated Indenture or 2017 Senior Indenture, as applicable. (Section 308 of the 2017 Senior Indenture & Section 202 of the Subordinated Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing

Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	the Company;

•	the applicable trustee; or

•	any agent of any of the above.

Covenants

Under the 2017 Senior Indenture and the Subordinated Indenture we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officers’ certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under the applicable Indenture;

•	preserve and keep in full force and effect our corporate existence except as provided in the Indentures; and

•

deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1005 & 1006 of the 2017 Senior Indenture & Sections 1001, 1002, 1003 & 1006 of the Subordinated Indenture.)

Consolidation, Merger or Sale

The 2017 Senior Indenture and Subordinated Indenture provide that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person or, pursuant to the 2017 Senior Indenture, acquire all or substantially all of the assets of another person, unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest and other amounts due on the Debt Securities, and the due and punctual performance and observance of all of the covenants and conditions of the applicable Indenture to be performed by us by supplemental indenture in form satisfactory to the applicable trustee, executed and delivered to the applicable trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the applicable Indenture, and in the event of such conveyance, we will be discharged of all of our obligations and covenants under the applicable Indenture and the Debt Securities. (Sections 801 & 802 of the 2017 Senior Indenture & Sections 801 & 802 of the Subordinated Indenture)

Events of Default

Event of Default when used in the 2017 Senior Indenture and Subordinated Indenture, will mean any of the following with respect to Debt Securities of any series:

•	failure to pay the principal or any premium on any Debt Security when due;

•	with respect to the Senior Debt Securities (2017), failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Debt Securities that permit such deferrals;

•

failure to perform any other covenant in the applicable Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the applicable trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Notes) of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of the Company; or

•	any other Event of Default included in the applicable Indenture or any supplemental indenture. (Section 501 of the 2017 Senior Indenture & Section 501 of the Subordinated Indenture.)

In the case of a general covenant default described above, the applicable trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the applicable trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement or other offering materials.

If an Event of Default for any series of Debt Securities occurs and continues, the applicable trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Notes) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the 2017 Senior Indenture & Section 502 of the Subordinated Indenture.)

The applicable trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any holders, unless the holders offer the applicable trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the applicable trustee for any series of Debt Securities. However, the applicable trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601 & 602 of the 2017 Senior Indenture & Sections 512, 602 & 603 of the Subordinated Indenture.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the 2017 Senior Indenture & Section 508 of the Subordinated Indenture.)

Satisfaction; Discharge

We may discharge all our obligations (except those described below) to holders of the Debt Securities issued under the applicable Indenture, which Debt Securities have not already been delivered to the applicable trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the applicable trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities. However, certain of our obligations under the applicable Indenture will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

•

rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the applicable trustee; and

•	the rights, obligations and immunities of the applicable trustee under the applicable Indenture. (Section 401 of the 2017 Senior Indenture & Section 401 of the Subordinated Indenture.)

Under U.S. federal income tax law as in effect as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Debt Securities and the value of the holder’s interest in the amounts deposited with the applicable trustee. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Modification of Indentures; Waiver

Under the 2017 Senior Indenture and the Subordinated Indenture, our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the 2017 Senior Indenture & Section 902 of the Subordinated Indenture.) In addition, we may supplement the 2017 Senior Indenture and the Subordinated Indenture to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the 2017 Senior Indenture & Section 902 of the Subordinated Indenture.)

The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the 2017 Senior Indenture & Section 513 of the Subordinated Indenture.)

In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Notes of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture under which those Junior Subordinated Notes were issued. (Section 1008 of the Subordinated Indenture.)

Concerning the Trustee

U.S. Bank National Association is expected to be the Trustee under the 2017 Senior Indenture if we enter into the 2017 Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with U.S. Bank National Association. Affiliates of U.S. Bank National Association have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the 2017 Senior Indenture, U.S. Bank National Association will perform only those duties that are specifically described in the 2017 Senior Indenture unless an event of default under the 2017 Senior Indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the 2017 Senior Indenture at the request of any holder of Senior Debt Securities (2017) unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the 2017 Senior Indenture.)

The 2017 Senior Indenture permits us to name a different trustee for individual series of Senior Debt Securities (2017). If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the 2017 Senior Indenture with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee under the 2017 Senior Indenture. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the 2017 Senior Indenture will have no responsibility with respect to that series.

U.S. Bank National Association administers its corporate trust business at 1021 East Cary Street, Suite 1850, Richmond, Virginia 23219 or such other address as it may notify to the Company from time to time.

The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) is the Trustee under the Subordinated Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures pursuant to which securities of certain of our affiliates are outstanding. The Bank of New York Mellon’s affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Subordinated Indenture, The Bank of New York Mellon will perform only those duties that are specifically described in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Subordinated Indenture at the request of any holder of Junior Subordinated Notes unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Subordinated Indenture.)

The Bank of New York Mellon administers its corporate trust business at 101 Barclay Street, 7W Attn: Corporate Trust Administration, New York, New York 10286 or such other address as it may notify to the Company from time to time.

Additional Terms of Senior Debt Securities (2017)

Repayment at the Option of the Holder

We must repay the Senior Debt Securities (2017) at the option of the holders before the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Senior Debt Securities (2017) subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the 2017 Senior Indenture)

For any Senior Debt Security (2017) to be repaid, the Trustee must receive, at its office maintained for that purpose in Richmond, Virginia not more than 180 nor less than 60 calendar days before the date of repayment:

•

in the case of a certificated Senior Debt Security (2017), the certificated Senior Debt Security (2017) and the form in the Senior Debt Security (2017) entitled Option of Holder to Elect Purchase duly completed; or

•

in the case of a book-entry Senior Debt Security (2017), instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the Holder will be irrevocable. (Sections 1303 & 1304 of the 2017 Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities (2017). Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securities (2017) or the global certificate representing the related book-entry Senior Debt Securities (2017), on the securities depositary’s records, to the Trustee. See DESCRIPTION OF SECURITIES—Description of the Senior Debt Securities (2017) and Junior Subordinated Notes—Global Securities.

Defeasance

Unless we elect differently in the applicable supplemental indenture, we will be discharged from our obligations on the Senior Debt Securities (2017) of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities (2017) of the series. If this happens, the holders of the Senior Debt Securities (2017) of the series will not be entitled to the benefits of the 2017 Senior Indenture except for registration of transfer and exchange of Senior Debt Securities (2017) and replacement of lost, stolen or mutilated Senior Debt Securities (2017). (Section 402 of the 2017 Senior Indenture.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Senior Debt Securities (2017). Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities (2017) and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

Additional Terms of Junior Subordinated Notes

Subordination

Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 1301 & 1303 of the Subordinated Indenture.)

Senior Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our indebtedness for borrowed or purchase money that is evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 101 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Section 1308 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

Description of the Senior Debt Securities (1998)

Provisions of a Particular Series

The Senior Debt Securities (1998) of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Senior Debt Securities (1998), for issuances of additional Senior Debt Securities (1998) of that series. The prospectus supplement for a particular series of Senior Debt Securities (1998) will specify the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Senior Debt Securities (1998);

•	the total principal amount of the Senior Debt Securities (1998);

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity is accelerated;

•	any optional redemption terms or any repayment terms;

•	any provisions that would obligate us to repurchase or otherwise redeem the Senior Debt Securities (1998) or any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Senior Debt Securities (1998) are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest, or premium, if any;

•	the percentage of the principal amount at which the Senior Debt Securities (1998) will be issued, if other than 100% of the principal amount;

•

whether the Senior Debt Securities (1998) are to be issued in fully registered certificated form or in book-entry form represented by certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary’s nominee (Book-Entry Senior Debt Securities (1998));

•	denominations, if other than $1,000 each or multiples of $1,000;

•	the identity of the series trustee, if other than the Trustee (Sections 201 & 202 of the Nineteenth Supplemental and Amending Indenture to the 1998 Senior Indenture);

•	any changes to events of defaults or covenants; and

•	any other terms of the Senior Debt Securities (1998). (Sections 201 & 301 of the 1998 Senior Indenture.)

The prospectus supplement will also indicate any special tax implications of the Senior Debt Securities (1998) and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Senior Debt Security (1998) will be subject to conversion, amortization, or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion or redemption of Senior Debt Securities (1998) will be set forth in the applicable prospectus supplement, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Senior Debt Security (1998), we cannot redeem the Senior Debt Security (1998) before the Stated Maturity. Senior Debt Securities (1998) subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Senior Debt Security (1998); and

•

redeemable in whole or in part (provided that any remaining principal amount of the Senior Debt Security (1998) will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 30 days before the date of redemption. (Section 1104 of the 1998 Senior Indenture.)

We will not be required to:

•

issue, register the transfer of, or exchange any Senior Debt Security (1998) of a series during the period beginning 15 days before the date the notice is mailed identifying the Senior Debt Securities (1998) of that series that have been selected for redemption; or

•

register the transfer of, or exchange any Senior Debt Security (1998) of that series selected for redemption except the unredeemed portion of a Senior Debt Security (1998) being partially redeemed. (Section 305 of the 1998 Senior Indenture.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Senior Debt Securities (1998) only if those Senior Debt Securities (1998) are surrendered to it. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay principal, interest and premium, if any, on Senior Debt Securities (1998), subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee before the deadline set forth in the applicable prospectus supplement by the person entitled to that payment (which in the case of Book-Entry Debt Securities (1998) is the securities depositary or its nominee); or

•

by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Debt Securities (1998). (Sections 307 & 1001 of the 1998 Senior Indenture.)

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-

Entry Senior Debt Security (1998), or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Senior Debt Security (1998), will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Senior Debt Security (1998) as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Senior Debt Security (1998) will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement, the Trustee will act as paying agent for the Senior Debt Securities (1998), and the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the 1998 Senior Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Senior Debt Securities (1998) which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the 1998 Senior Indenture.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 1002 of the 1998 Senior Indenture.)

Global Securities

We may issue some or all of the Senior Debt Securities (1998) as Book-Entry Senior Debt Securities (1998). Book-Entry Senior Debt Securities (1998) will be represented by one or more fully registered global certificates. Book-Entry Senior Debt Securities (1998) of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be registered in the name of the securities depositary or its nominee and deposited with the Trustee, as agent for the securities depositary. Unless otherwise stated in any prospectus supplement, The Depository Trust Company will act as the securities depositary. Unless it is exchanged in whole or in part for Senior Debt Securities (1998) in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the security depositary. (Section 305 of the 1998 Senior Indenture.)

Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Senior Debt Securities (1998), we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Senior Debt Securities (1998) represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Senior Debt Securities (1998) is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Senior Debt Securities (1998) the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Senior Debt Securities (1998), that person will be considered the sole owner and holder of the global certificate and the Book-Entry Senior Debt Securities (1998) it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Senior Debt Securities (1998) it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Senior Debt Securities (1998) in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Senior Debt Securities (1998) it represents for any purposes under the Book-Entry Senior Debt Securities (1998) or the 1998 Senior Indenture. (Section 305 of the 1998 Senior Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Senior Debt Security (1998) to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing

Book-Entry Senior Debt Securities (1998), for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	the Company;

•	the Trustee; or

•	any agent of any of the above.

Covenants

Under the 1998 Senior Indenture we will:

•	pay the principal, interest and premium, if any, on the Senior Debt Securities (1998) when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures;

•	preserve and keep in full force and effect our corporate existence except as provided in the Indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1004 & 1005 of the 1998 Senior Indenture.)

Consolidation, Merger or Sale

The 1998 Senior Indenture provides that we may consolidate or merge with or into, or sell all or substantially all our assets to, another Person, provided that any successor assumes our obligations under the 1998 Senior Indenture and the Senior Debt Securities (1998). We must also deliver an opinion of counsel to the Trustee affirming our compliance with all conditions in the 1998 Senior Indenture relating to the transaction. When the conditions are satisfied, the successor will succeed to and be substituted for us under the 1998 Senior Indenture and, in the case of a sale of all or substantially all our assets, we will be relieved of our obligations under the 1998 Senior Indenture and the Senior Debt Securities (1998). (Sections 801 & 802 of the 1998 Senior Indenture.)

Events of Default

Event of Default when used in the 1998 Senior Indenture, will mean any of the following with respect to Senior Debt Securities (1998) of any series:

•	failure to pay the principal or any premium on any Senior Debt Security (1998) when due;

•	failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•	failure to pay any interest on any Senior Debt Securities (1998) of that series, when due, that continues for 60 days;

•

failure to perform any other covenant in the 1998 Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Senior Debt Securities (1998) of that series give us written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of the Company; or

•	any other Event of Default included in the 1998 Senior Indenture or any supplemental indenture. (Section 501 of the 1998 Senior Indenture.)

In the case of a general covenant default described above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Debt Securities (1998) of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Senior Debt Securities (1998) does not necessarily constitute an Event of Default for any other series of Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement.

If an Event of Default for any series of Senior Debt Securities (1998) occurs and continues, the Trustee or the holders of at least 33% in aggregate principal amount of the Senior Debt Securities (1998) of the series may declare the entire principal of all the Senior Debt Securities (1998) of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Senior Debt Securities (1998) of that series can void the declaration. (Section 502 of the 1998 Senior Indenture.)

The Trustee may withhold notice to the holders of Senior Debt Securities (1998) of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the 1998 Senior Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Senior Debt Securities (1998) may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Senior Debt Securities (1998). However, the Trustee must give the holders of Senior Debt Securities (1998) notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601 & 602 of the 1998 Senior Indenture.)

The holder of any Senior Debt Security (1998) will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Debt Security (1998) on its maturity date or redemption date and to enforce those payments. (Section 508 of the 1998 Senior Indenture.)

Satisfaction; Discharge

We may discharge all our obligations (except those described below) to holders of the Senior Debt Securities (1998) issued under the 1998 Senior Indenture, which Senior Debt Securities (1998) have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Senior Debt Securities (1998). However, certain of our obligations under the 1998 Senior Indenture will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Senior Debt Securities (1998) of the applicable series;

•

rights of holders to receive payments of principal of, and any interest on, the Senior Debt Securities (1998) of the applicable series, and other rights, duties and obligations of the holders of Senior Debt Securities (1998) with respect to any amounts deposited with the Trustee; and

•	the rights, obligations and immunities of the Trustee under the 1998 Senior Indenture. (Section 401 of the 1998 Senior Indenture.)

Under U.S. federal income tax law as in effect as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Senior Debt Securities (1998). Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities (1998) and the value of the holder’s interest in the amounts deposited with the Trustee. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Modification of Indentures; Waiver

Under the 1998 Senior Indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities (1998) of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the 1998 Senior Indenture.) In addition, we may supplement the 1998 Senior Indenture to create new series of Senior Debt Securities (1998) and for certain other purposes, without the consent of any holders of Senior Debt Securities (1998). (Section 901 of the 1998 Senior Indenture.)

The holders of a majority of the outstanding Senior Debt Securities (1998) of all series under the 1998 Senior Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Senior Debt Securities (1998) or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Senior Debt Security (1998) of the series affected. (Section 513 of the 1998 Senior Indenture.)

Concerning the Trustee

The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) is the Trustee under the 1998 Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon’s affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

The Trustee will perform only those duties that are specifically described in the 1998 Senior Indenture unless an event of default occurs and is continuing. The Trustee is under no obligation to exercise any of its powers under the 1998 Senior Indenture at the request of any holder of Senior Debt Securities (1998) unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the 1998 Senior Indenture.)

The 1998 Senior Indenture permits us to name a different trustee for individual series of Senior Debt Securities (1998). If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the 1998 Senior Indenture with respect to that series. In these circumstances, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the 1998 Senior Indenture will have no responsibility with respect to that series.

Any such series trustee under the 1998 Senior Indenture will perform only those duties that are specifically described in the 1998 Senior Indenture unless an event of default under the 1998 Senior Indenture occurs and is continuing. Any such series trustee is under no obligation to exercise any of its powers under the 1998 Senior Indenture at the request of any holder of Senior Debt Securities (1998) unless that holder offers reasonable indemnity to such series trustee against the costs, expenses and liabilities which it might incur as a result. (Sections 601 and 611 of the 1998 Senior Indenture.)

The Trustee administers its corporate trust business at 101 Barclay Street, 7W Attn: Corporate Trust Administration, New York, New York 10286. or such other address as it may notify to the Company from time to time.

Repayment at the Option of the Holder

We must repay the Senior Debt Securities (1998) at the option of the Holders before the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Senior Debt Securities (1998) subject to repayment at the option of the Holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date.

For any Senior Debt Security (1998) to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 60 nor less than 30 calendar days before the date of repayment:

•

in the case of a certificated Senior Debt Security (1998), the certificated Senior Debt Security (1998) and the form in the Senior Debt Security (1998) entitled Option of Holder to Elect Purchase duly completed; or

•

in the case of a Book-Entry Senior Debt Security (1998), instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the Holder will be irrevocable. (Sections 1103 & 1104 of the 1998 Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities (1998). Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the Book-Entry Senior Debt Securities (1998) or the global certificate representing the related Book-Entry Senior Debt Securities (1998), on the securities depositary’s records, to the Trustee. See DESCRIPTION OF SECURITIES—Description of Senior Debt Securities (1998)—Global Securities.

Defeasance

We will be discharged from our obligations on the Senior Debt Securities (1998) of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities (1998) of the series. If this happens, the holders of the Senior Debt Securities (1998) of the series will not be entitled to the benefits of the 1998 Senior Indenture except for registration of transfer and exchange of Senior Debt Securities (1998) and replacement of lost, stolen or mutilated Senior Debt Securities (1998). (Sections 1302& 1304 of the 1998 Senior Indenture.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Senior Debt Securities (1998). Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities (1998) and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to purchasers;

•	through agents;

•	to or through underwriters; or

•	through dealers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the Securities Act), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering materials indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering materials, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or other offering materials (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VIRGINIA ELECTRIC AND POWER COMPANY